Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“ABI”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares of ABI, without nominal value, and American Depositary Shares, evidenced by American Depositary Receipts, each representing one ordinary share without nominal value, in each case to be offered and sold by ABI (the “Securities”) pursuant to the following plans: Long-Term Incentive Plan Relating to Shares of ABI – December 2015, Long-Term Incentive Plan Relating to American Depositary Shares of ABI – December 2015, the Exceptional Incentive Restricted Stock Units Programme – 2015, the 2020 Dream Incentive Plan and any future employee share plans established for the benefit of employees of ABI and its subsidiaries. Such Securities have or will be registered on one or more registration statements on Form S-8 (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of ABI, the Corporate Secretary of ABI, any Assistant Corporate Secretary of ABI, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Ms. Sabine Chalmers, Mr. Augusto Lima, Ms. Maria Fernanda Lima da Rocha Barros, Mr. Thomas Larson, Mr. Benoit Loore, Ms. Ann Randon, Ms. Patricia Frizo, Ms. Christine Delhaye and Mr. Jan Vandermeersch, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign the Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by ABI pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

[Remainder of this page left intentionally blank.]

Date: 10 December 2015	By:	/s/ Carlos Brito
Carlos Brito
Chief Executive Officer
Anheuser-Busch InBev SA/NV

Date: 10 December 2015	By:	/s/ Felipe Dutra
Felipe Dutra
Chief Financial Officer
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Olivier Goudet
Olivier Goudet
Chairman of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Paul Cornet de Ways Ruart
Paul Cornet de Ways Ruart
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Stéfan Descheemaeker
Stéfan Descheemaeker
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ M. Michele Burns
M. Michele Burns
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Paulo Alberto Lemann
Paulo Alberto Lemann
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Grégoire de Spoelberch
Grégoire de Spoelberch
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date:	By:
Marcel Herrmann Telles
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Alexandre Van Damme
Alexandre Van Damme
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Carlos Alberto Sicupira
Carlos Alberto Sicupira
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date:	By:
Kasper Rorsted
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Alexandre Behring
Alexandre Behring
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date:	By:
Elio Leoni Sceti
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date:	By:
Maria Asuncion Aramburuzabala
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date:	By:
Valentin Diez Morodo
Member of the Board of Directors
Anheuser-Busch InBev SA/NV